EXHIBIT 99.1

Idaho Strategic Reports Record Operating and Financial Performance for 2024

Annual Revenue Increased 88.66%, While Annual Net Income Increased 663.27%

Ended 2024 With Cash and Investments in US Treasury Notes Totaling $16,091,024

Achieved Nine Consecutive Quarters of GAAP Profitability

COEUR D’ALENE, Idaho, March 31, 2025 (ACCESSWIRE) – Idaho Strategic Resources, Inc. (NYSE American: IDR) (“IDR”, “Idaho Strategic” or the “Company”) today announced its consolidated operating and financial results for the year ending December 31, 2024. IDR achieved record annual gold production and financial performance during 2024. Key highlights include:

Operational Performance:	2024	% Change	2023
Ore Tonnes Processed	41,140	2.52%	40,130
Average Flotation Feed Grade (gpt)	9.67	44.11%	6.71
Ounces Produced	11,915	44.48%	8,247
All In Sustaining Cost Per Ounce ($USD)	$1,478.41	15.56%	$1,279.38

Financial Performance ($USD):	2024	% Change	2023
Revenue	$25,765,373	88.66%	$13,656,733
Total Cost of Sales	$12,814,880	32.23%	$9,691,697
Gross Profit	$12,950,493	226.62%	$3,965,036
Net Income Attributable to IDR	$8,836,685	663.27%	$1,157,746
Earnings Per Share (EPS)	$0.68	655.56%	$0.09

Idaho Strategic’s CEO and President, John Swallow stated, “Hats off to our employees and stakeholders. It says a lot about a team that can follow-up the work that went into a pivotal year like 2023 - with a totally transformational year like 2024. To say we hit the ground running in 2024 is an understatement. We had record revenue and profit throughout the year, eliminated most of our debt, added cash (and treasury notes) to our balance sheet, invested considerably in operations and facilities at the Golden Chest, continued near-mine exploratory drilling throughout the year, replaced and added to reserves, and we are embarking on a 2025 that will most likely be the busiest year in company history. Again, congrats to all of our stakeholders for a great 2024 and we are looking forward to a prosperous 2025.”

Idaho Strategic Resources, Inc.     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

1

Golden Chest Highlights for 2024 Include:

•	Produced a total of 11,915 ounces of gold contained in concentrates and doré.
•	Mining was focused on the high-grade H-Vein at the Golden Chest mine.
•

Mined 41,140 tonnes of ore from the H-Vein underground at the Golden Chest Mine at an average grade of 9.67 grams per tonne (gpt) gold and completed 215 meters of development on the MAR and 129 meters of drifting for an H-Vein exploration project. Additionally, over 600 meters of stope access ramps were completed during the year.

•	Processed 41,140 dry metric tonnes at the Company’s New Jersey Mill with an average gold head grade of 9.67 gpt and gold recovery of 92.8%.
•

Completed 10,148 meters of core drilling at the Golden Chest to convert Paymaster Resources to Mineral Reserves and also completed exploration drilling primarily in the northern part of the property in the Klondike area which includes the Red Star zone.

•	A highlight of the core drilling was hole GC24-265 which intercepted 50.9 gpt gold over 4.5 meters in the newly discovered Red Star zone.

Rare Earth Highlights for 2024 include:

•

Idaho Strategic’s CEO and President, John Swallow, was invited by members from the U.S. Department of Energy to speak at the Future Needs for Responsible Mining of Critical Minerals workshop in January 2024.

•	Attended the Adamas Rare Earth Mines, Magnets and Motors Conference in Toronto, Canada.
•	Attended the International Rare Earth Elements Conference in Washington DC.
•	Continued discussions with various laboratories, universities, and partners to advance the understanding of Idaho’s rare earth mineralogy and broader mineral endowment.

Mr. Swallow concluded, “Last year I commented that ‘I believe our overall business plan is being validated amongst a broadening array of stakeholders within and outside of the sector’ - little did I know how true that statement would prove to be. In my opinion, the potential gravity from this shift is only beginning to be understood. From our experience, this feels like the start of the next era of asset analysis and portfolio allocation as more and more groups seem to be viewing gold (and other commodities) as a component of both domestic and global diversification. In addition, from the discussions we have had, it appears that there are financial models showing overall market weakness and this has some groups looking for more specific exposure in areas (and portfolio structures) not typically looked at. In short, we are seeing more specificity and thoughtfulness than ever before in our incoming inquiries and meeting discussions. We won’t know for sure what all of this means until we are looking back on it in hindsight, however we are more constructive on our business plan than ever before.”

Qualified person

IDR’s Vice President, Grant A. Brackebusch, P.E. is a qualified person as such term is defined under S-K 1300 and has reviewed and approved the technical information and data included in this press release.

Idaho Strategic Resources, Inc.     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

2

About Idaho Strategic Resources, Inc.

Idaho Strategic Resources (IDR) is an Idaho-based gold producer which also owns the largest rare earth elements land package in the United States. The Company’s business plan was established in anticipation of today’s volatile geopolitical and macroeconomic environment. IDR finds itself in a unique position as the only publicly traded company with growing gold production and significant blue-sky potential for rare earth elements exploration and development in one Company.

For more information on Idaho Strategic Resources, visit https://idahostrategic.com/presentation/, go to www.idahostrategic.com or call:

Travis Swallow, Investor Relations & Corporate Development

Email: tswallow@idahostrategic.com

Phone: (208) 625-9001

Idaho Strategic Resources, Inc.     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

3

Idaho Strategic Resources, Inc. Consolidated Statements of Operations For the Years Ended December 31, 2024 and 2023

	2024	2023

Revenue-gold sales	$25,765,373	$13,656,733

Cost of sales:
Cost of sales and other direct production costs	10,861,492	8,224,994
Depreciation and amortization	1,953,388	1,466,703
Total cost of sales	12,814,880	9,691,697

Gross profit	12,950,493	3,965,036

Other operating expenses:
Exploration	2,920,535	1,523,221
(Gain) loss on disposal of equipment	1,431	(13,026)
Management	407,715	255,579
Professional services	432,237	556,766
General and administrative	763,040	630,126
Total other operating expenses	4,524,958	2,952,666

Income from operations	8,425,535	1,012,370

Other (income) expense:
Equity income on investment in Buckskin Gold and Silver, Inc.	(2,667)	(4,517)
Loss on investment in equity securities	453	5,451
Timber revenue	(19,406)	(20,724)
Interest income	(389,517)	(85,491)
Interest expense	83,295	44,202
Total other (income) expense	(327,842)	(61,079)

Net income	8,753,377	1,073,449

Net loss attributable to non-controlling interest	(83,308)	(84,297)
Net income attributable to Idaho Strategic Resources, Inc.	$8,836,685	$1,157,746

Net income per common share-basic	$0.68	$0.09

Weighted average common shares outstanding-basic	13,026,487	12,254,539

Net income per common share-diluted	$0.67	$0.09

Weighted average common shares outstanding-diluted	13,197,308	12,260,539

Idaho Strategic Resources, Inc.     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

4

Idaho Strategic Resources, Inc. Consolidated Balance Sheets December 31, 2024 and 2023
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$1,106,901	$2,286,999
Investment in US treasury notes	7,775,193	-
Gold sales receivable	1,578,694	1,038,867
Inventories	899,924	876,681
Joint venture receivable	2,892	2,080
Investment in equity security	-	5,649
Other current assets	378,469	236,837
Total current assets	11,742,073	4,447,113

Property, plant and equipment, net of accumulated depreciation	12,904,065	10,233,640
Mineral properties, net of accumulated amortization	10,573,349	7,898,878
Investment in Buckskin Gold and Silver, Inc.	341,436	338,769
Investment in joint venture	435,000	435,000
Investment in US treasury notes, non-current	7,208,930	-
Reclamation bonds	249,110	251,310
Deposits	567,667	285,079
Total assets	$44,021,630	$23,889,789

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,006,078	$484,221
Accrued payroll and related payroll expenses	564,090	266,670
Notes payable, current portion	709,381	978,246
Total current liabilities	2,279,549	1,729,137

Asset retirement obligations	305,409	286,648
Notes payable, long term	1,023,358	1,338,406
Total long term liabilities	1,328,767	1,625,054

Total liabilities	3,608,316	3,354,191

Commitments and Contingencies (Note 5 and 12)	-	-

Stockholders’ equity:
Preferred stock, no par value, 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, no par value, 200,000,000 shares authorized; 13,665,058 and 12,397,615 shares issued and outstanding, respectively	46,059,318	34,963,739
Accumulated deficit	(8,373,953)	(17,210,638)
Total Idaho Strategic Resources, Inc. stockholders’ equity	37,685,365	17,753,101
Non-controlling interest	2,727,949	2,782,497
Total stockholders' equity	40,413,314	20,535,598

Total liabilities and stockholders’ equity	$44,021,630	$23,889,789

Idaho Strategic Resources, Inc.     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

5

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections. Often, but not always, forward-looking information can be identified by forward-looking words such as “intends”, “potential”, “believe”, “plans”, “expects”, “may”, “goal’, “assume”, “estimate”, “anticipate”, and “will” or similar words suggesting future outcomes, or other expectations, beliefs, assumptions, intentions, or statements about future events or performance. Forward-looking information includes, but are not limited to, the potential for 2025 to be the busiest and most productive year in history for Idaho Strategic. Forward-looking information is based on the opinions and estimates of Idaho Strategic Resources as of the date such information is provided and is subject to known and unknown risks, uncertainties, and other factors that may cause the actual results, level of activity, performance, or achievements of IDR to be materially different from those expressed or implied by such forward-looking information. Investors should note that IDR’s claim as the largest rare earth elements landholder in the U.S. is based on the Company’s internal review of publicly available information regarding the rare earth landholdings of select companies within the U.S., which IDR is aware of. Investors are encouraged not to rely on IDR’s claim as the largest rare earth elements landholder in the U.S. while making investment decisions. The forward-looking statement information above, and those following are applicable to both this press release, as well as the links contained within this press release. With respect to the business of Idaho Strategic Resources, these risks and uncertainties include risks relating to widespread epidemics or pandemic outbreaks; interpretations or reinterpretations of geologic information; the accuracy of historic estimates; unfavorable exploration results; inability to obtain permits required for future exploration, development or production; general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices; the ability to obtain necessary future financing on acceptable terms; the ability to operate the Company’s projects; and risks associated with the mining industry such as economic factors (including future commodity prices, and energy prices), ground conditions, failure of plant, equipment, processes and transportation services to operate as anticipated, environmental risks, government regulation, actual results of current exploration and production activities, possible variations in ore grade or recovery rates, permitting timelines, capital and construction expenditures, reclamation activities. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated, or intended. Readers are cautioned not to place undue reliance on such information. Additional information regarding the factors that may cause actual results to differ materially from this forward‐looking information is available in Idaho Strategic Resources filings with the SEC on EDGAR. IDR does not undertake any obligation to update publicly or otherwise revise any forward-looking information whether as a result of new information, future events or other such factors which affect this information, except as required by law.

Idaho Strategic Resources, Inc.     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

6